UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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SUPERIOR DRILLING PRODUCTS, INC.

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SUPPLEMENT DATED JULY 22, 2024 TO

PROXY STATEMENT/PROSPECTUS DATED JULY 2, 2024

This document is a supplement dated July 22, 2024 (the “Supplement”) to the proxy statement/prospectus dated July 2, 2024 and first mailed to stockholders of Superior Drilling Products, Inc. (“SDPI”) on or about July 2, 2024 (the “Proxy Statement/Prospectus”) in connection with a special meeting (as the same may be adjourned or postponed, the “SDPI Special Meeting”) of common stockholders of SDPI which will be held on July 29, 2024 at 9:00 a.m., Mountain Tame for the following purposes:

•

to vote on a proposal to approve the Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), dated as of March 6, 2024, by and among Drilling Tools International Corporation, a Delaware corporation (“DTI”), DTI Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DTI (“Merger Sub I”), and DTI Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of DTI (“Merger Sub II” and together with Merger Sub I, “Merger Subs”) and SDPI, and the transactions contemplated thereby, including the Merger (as defined below) (the “Merger Proposal”);

•

to vote on a non-binding advisory proposal to approve compensation that will or may become payable by SDPI to its named executive officers in connection with the Merger (the “Merger Compensation Proposal”); and

•

to vote on a proposal to approve one or more adjournments of the SDPI Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the SDPI Special Meeting to approve the above proposal (the “SDPI Adjournment Proposal”).

INTRODUCTION AND EXPLANATORY NOTE

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus. Except as described in this Supplement, the information provided in the Proxy Statement/Prospectus relating to the Merger continues to apply. This Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement/Prospectus, the annexes and exhibits to the Proxy Statement/Prospectus, and the documents referred to in the Proxy Statement/Prospectus, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement/Prospectus, the information in this Supplement supersedes the information in the Proxy Statement/Prospectus.

As of the date of this supplement, DTI and SDPI are aware of approximately 13 demand letters (each, a “Demand Letter,” and together, the “Demand Letters”) that have been sent to SDPI by counsel to purported stockholders of SDPI. The Demand Letters allege that the Proxy Statement/Prospectus contains material misstatements or omissions in violation of the federal securities laws. The allegations in the Demand Letters include, among other things, that the Proxy Statement/Prospectus omitted material information regarding each of DTI’s and SDPI’s financial projections and the analyses performed by Piper Sandler.

The purpose of this Supplement is to supplement the Proxy Statement/Prospectus with additional information (the “Supplemental Disclosures”) concerning the Merger. Except as described in this Supplement, the information provided in the Proxy Statement/Prospectus is not amended, supplemented, or otherwise modified.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT/PROSPECTUS AND THE PROXY STATEMENT/PROSPECTUS SHOULD BE READ IN ITS ENTIRETY.

DTI and SDPI believe that the Demand Letters are without merit and do not believe the Supplemental Disclosures are required or necessary under any applicable laws. However, solely in order to avoid the risk of potential shareholder litigation delaying or adversely affecting the consummation of the Merger and to minimize expense and distraction and avoid the uncertainty of any litigation, DTI and SDPI, without admitting any liability or wrongdoing, are electing to voluntarily make the Supplemental Disclosures set forth below in order to moot the claims in the Demand Letters. Each of DTI and SDPI denies the allegations in the Demand Letters and denies that any violation of law has occurred. Each of DTI and SDPI believe that the Proxy Statement/Prospectus disclosed all material information required to be disclosed and specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, are material or were or are otherwise required to be disclosed. Nothing in the Supplemental Disclosure should be deemed an admission of the legal necessity or materiality of any Supplemental Disclosure under any applicable laws.

Supplemental Disclosures

All paragraph headings and page references refer to the headings and pages in the Proxy Statement/Prospectus before any additions or deletions resulting from the Supplemental Disclosures or any other amendments. Where applicable, the Supplemental Disclosures are identified below by bold, underlined text. ~~Stricken through~~ text shows text being deleted from a referenced disclosure in the Proxy Statement/Prospectus.

UPDATES TO SPECIAL FACTORS

Set forth below are Supplemental Disclosures with respect to “Special Factors—Background of the Merger.”

On October 20, 2023, DTI and SDPI entered into a mutual non-disclosure agreement with respect to a potential transaction between DTI and SDPI. The mutual non-disclosure agreement did not contain a standstill provision or don’t ask don’t waive provision.

Set forth below are Supplemental Disclosures with respect to “Special Factors—Opinion of Piper Sandler—Financial Analyses of SDPI and DTI.”

Financial Analyses of SDPI and DTI

Selected Public Companies Analyses – SDPI Standalone Analyses

Using publicly available information, Piper Sandler compared selected financial data of SDPI with similar data for selected publicly traded companies (each, a “SDPI Selected Public Company”) which Piper Sandler judged to be comparable to SDPI for purposes of this analysis. The SDPI Selected Public Companies were selected, among other reasons, because they are companies (i) whose shares of common stock are listed and publicly traded on registered stock exchanges, (ii) with operations specializing in upstream oil and gas equipment and services, (iii) have a market capitalization of less than $1 billion, and (iv) provide products or services used in land drilling and completion end-markets. However, none of the SDPI Selected Public Companies reviewed is identical to SDPI, and certain of the SDPI Selected Public Companies have financial and operating characteristics that are materially different from those of SDPI. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the SDPI Selected Public Companies, as well as other factors that could affect the SDPI Selected Public Companies differently from how they would affect SDPI.

The respective capitalizations, as of March 5, 2024, and ratios of enterprise value to EBITDA (as defined in the following paragraph) and free cash flow (in each case, for the latest twelve months and projected for 2023 and 2024) and related metrics for each of the SDPI Selected Public Companies are set forth in the following tables:

	Capitalization		Enterprise Value To:
($ in millions)	Market Equity Value	Enterprise Value	EBITDA			Free Cash Flow(1)
			LTM(2)	2023P(3)	2024P	LTM(2)	2023P(3)	2024P
Cathedral Energy Services	$164	$248	n/a	3.7x	2.8x	n/a	7.8x	4.7x
DMC Global	347	607	5.6x	5.4x	6.4x	6.4x	6.2x	8.9x
Drilling Tools International(4)	92	86	1.6x	1.7x	1.6x	9.0x	15.8x	4.3x
Forum Energy Technologies(5)	238	481	4.0x	n/a	4.4x	4.3x	n/a	n/a
Hunting	708	720	n/a	7.0x	5.6x	n/a	9.0x	7.8x
KLX Energy Services(6)	129	364	n/a	2.6x	2.7x	n/a	n/a	4.9x
NCS Multistage	39	54	3.4x	3.7x	4.5x	3.9x	n/a	n/a
Nine Energy Services	79	386	4.9x	6.1x	5.1x	8.9x	9.3x	7.6x
Oil States International	352	441	4.9x	4.9x	4.7x	7.5x	7.4x	8.2x
Phoenix Technology Services	337	356	3.8x	3.7x	3.4x	8.4x	7.4x	7.0x
Ranger Energy Services	263	259	3.1x	3.1x	3.3x	5.1x	5.7x	n/a
Schoeller-Bleckmann	710	701	5.2x	4.5x	4.2x	7.3x	5.8x	5.4x
Solaris Oilfield Infrastructure	363	392	4.0x	4.1x	4.2x	20.9x	12.4x	4.9x
SDPI - At Market(7)	$23	$16	2.4x	2.8x	2.0x	5.5x	9.8x	2.2x
SDPI - At Offer(7)(8)	$32	$25	3.7x	4.3x	3.0x	8.5x	15.1x	3.4x

	Metrics
	EBITDA			Free Cash Flow(1)
($ in millions)	LTM(2)	2023P(3)	2024P	LTM(2)	2023P(3)	2024P
Cathedral Energy Services	n/a	$67	$88	n/a	$32	$53
DMC Global	109	113	95	94	97	68
Drilling Tools International(4)	54	51	55	10	5	20
Forum Energy Technologies(5)	121	n/a	110	111	n/a	n/a
Hunting	n/a	104	128	n/a	80	92
KLX Energy Services(6)	n/a	141	136	n/a	n/a	74
NCS Multistage	16	15	12	14	n/a	n/a
Nine Energy Services	78	64	76	43	42	51
Oil States International	90	90	93	59	59	53
Phoenix Technology Services	95	98	106	42	48	51
Ranger Energy Services	84	82	78	51	46	n/a
Schoeller-Bleckmann	134	155	166	97	122	129
Solaris Oilfield Infrastructure	98	96	94	19	31	80
SDPI	$7	$6	$21	$3	$2	$7

(1)	Free cash flow defined as adjusted EBITDA less capital expenditures (“capex”)
(2)	LTM (as defined in following paragraph) as of September 30, 2023
(3)	2023P includes actual results for companies that have reported year-end 2023 results by March 5, 2024
(4)	DTI metrics per DTI-provided internal company financials and DTI-provided forecast modified by SDPI management; DTI LTM capex per company filings
(5)	Pro forma for acquisition of Variperm, completed January 5, 2024
(6)	Pro forma for acquisition of Greene’s Energy Group, completed March 8, 2023
(7)	SDPI metrics per SDPI management-provided internal company financials and SDPI management-provided forecast; LTM as of the end of the third fiscal quarter of 2023 capex, per public filings

(8)	Assumes all shares of SDPI Common Stock eligible to select Cash Consideration v. Stock Consideration are exchanged for cash (i.e. maximum cash consideration is received)

With respect to the SDPI Selected Public Companies, Piper Sandler calculated two measures of capitalization: market equity value and implied enterprise value (“Implied EV”). Market equity value was determined by multiplying the fully diluted outstanding shares of each SDPI Selected Public Company by its closing share price as of March 5, 2024 (the last trading day before the announcement of the Merger). For purposes of this analysis, Piper Sandler calculated the Implied EV of each SDPI Selected Public Company by (i) adding to such SDPI Selected Public Company’s market equity value (A) its Net Debt (whether positive or negative) and (B) the value of such SDPI Selected Public Company’s preferred stock and non-controlling interest, and (ii) subtracting the value of such SDPI Selected Public Company’s equity investments, in each case, determined as of such SDPI Selected Public Company’s most recent reported quarter-end. For each of the SDPI Selected Public Companies, Piper Sandler then divided such SDPI Selected Public Company’s Implied EV by its (i)(A) earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the twelve-month period (“LTM”) ended September 30, 2023 ~~(“LTM”)~~, (B) projected EBITDA for calendar year 2023 (except as noted in footnote 1 accompanying the SDPI Selected Public Companies analysis (see table below)), and (C) projected EBITDA for calendar year 2024, and (ii)(A) FCF for the LTM, (B) projected FCF for calendar year 2023 (except as noted in footnote 2 accompanying the SDPI Selected Public Companies analysis (see table below)), and (C) projected FCF for calendar year 2024, to calculate the Implied EV/EBITDA multiples and the Implied EV/FCF multiples for the respective SDPI Selected Public Company. As used in this section entitled “ – Opinion of Piper Sandler”: (i) “Net Debt” of a company refers to such company’s cash and cash equivalents minus such company’s total indebtedness, in each case, as of a specified date, and (ii) “FCF” of a company refers to such company’s EBITDA, adjusted for, (A) in the case of SDPI, expenses related to intellectual property litigation, employee severance, non-cash bonuses, stock-based compensation, and other expenses, (B) in the case of DTI, expenses related to stock options, monitoring fees, employee retention credits, and other expenses, and (C) in the case of the SDPI Selected Public Companies and DTI Selected Public Companies, adjustments for non-recurring, one-time, non-cash, and other types of expenses, as identified by publicly available sources, minus such company’s publicly available capital expenditures.

The foregoing calculations resulted in the following maximum, 75th percentile, mean, median, 25th percentile and minimum Implied EV/EBITDA multiples and Implied EV/FCF multiples for SDPI Selected Public Companies:

Multiple	Mean and Median (Low to High)		Implied Price Per share of SDPI Common Stock (at Mean and Median)		Implied Exchange Ratio (at Mean and Median)
Implied EV/LTM EBITDA	4.0x	4.1x	$1.06	$1.07	0.341	0.345
Implied EV/2023 Projected EBITDA	3.9x	4.2x	$0.91	$0.96	0.293	0.310
Implied EV/2024 Projected EBITDA	4.1x	4.2x	$1.24	$1.29	0.401	0.415
Implied EV/LTM FCF	7.4x	8.2x	$0.88	$0.95	0.284	0.308
Implied EV/2023 Projected FCF	7.6x	8.7x	$0.61	$0.66	0.195	0.213
Implied EV/2024 Projected FCF	6.2x	6.4x	$1.62	$1.66	0.524	0.535

Piper Sandler then compared the implied prices per shares of SDPI Common Stock and the implied exchange ratios (calculated, in each case, using the Mean and Median of the respective multiple) to the Merger Consideration to be paid in the First Merger to the Unaffiliated Holders (other than DTI and its affiliates, if any) for their shares of SDPI Common Stock (other than Dissenting Shares) pursuant to the terms of the Merger Agreement.

Selected Public Companies Analyses – DTI Standalone Analyses

Using publicly available information, Piper Sandler compared selected financial data of DTI with similar data for selected publicly traded companies (each, a “DTI Selected Public Company”) which Piper Sandler judged to be comparable to DTI for purposes of this analysis. The DTI Selected Public Companies were selected by Piper Sandler using the same criteria as it used to select the SDPI Selected Public Companies. However, none of the DTI Selected Public Companies reviewed is identical to DTI and certain of the DTI Selected Public Companies have financial and operating characteristics that are materially different from those of DTI. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the DTI Selected Public Companies involved, as well as other factors that could affect DTI Selected Public Companies differently from how they would affect DTI.

The respective capitalizations, as of March 5, 2024, and ratios of enterprise value to EBITDA and free cash flow (in each case, for the latest twelve months and projected for 2023 and 2024) and related metrics for each of the DTI Selected Public Companies are set forth in the following tables:

	Capitalization		Enterprise Value To:
	Market Equity Value	Enterprise Value	EBITDA			Free Cash Flow(1)
($ in millions)			LTM(2)	2023P(3)	2024P	LTM(2)	2023P(3)	2024P
Cathedral Energy Services	$164	$248	n/a	3.7x	2.8x	n/a	7.8x	4.7x
DMC Global	347	607	5.6x	5.4x	6.4x	6.4x	6.2x	8.9x
Forum Energy Technologies(4)	238	481	4.0x	n/a	4.4x	4.3x	n/a	n/a
Hunting	708	720	n/a	7.0x	5.6x	n/a	9.0x	7.8x
KLX Energy Services(5)	129	364	n/a	2.6x	2.7x	n/a	n/a	4.9x
NCS Multistage	39	54	3.4x	3.7x	4.5x	3.9x	n/a	n/a
Nine Energy Services	79	386	4.9x	6.1x	5.1x	8.9x	9.3x	7.6x
Oil States International	352	441	4.9x	4.9x	4.7x	7.5x	7.4x	8.2x
Phoenix Technology Services	337	356	3.8x	3.7x	3.4x	8.4x	7.4x	7.0x
Ranger Energy Services	263	259	3.1x	3.1x	3.3x	5.1x	5.7x	n/a
Schoeller-Bleckmann	710	701	5.2x	4.5x	4.2x	7.3x	5.8x	5.4x
Solaris Oilfield Infrastructure	363	392	4.0x	4.1x	4.2x	20.9x	12.4x	4.9x
Drilling Tools International(6)	92	86	1.6x	1.7x	1.6x	9.0x	15.8x	4.3x

(1)	Free cash flow defined as adjusted EBITDA less capex
(2)	LTM as of September 30, 2023
(3)	2023P includes actual results for companies that have reported year-end 2023 results by March 5, 2024
(4)	Pro forma for acquisition of Variperm, completed January 5, 2024
(5)	Pro forma for acquisition of Greene’s Energy Group, completed March 8, 2023
(6)	DTI metrics per DTI-provided internal company financials and DTI-provided forecast modified by SDPI management; DTI LTM capex per company filings

With respect to each of the DTI Selected Public Companies, Piper Sandler calculated the Implied EV of the DTI Selected Public Companies using the same methodology used to calculate the Implied EV of the SDPI Selected Public Companies. For each of the DTI Selected Public Companies, Piper Sandler then divided such DTI Selected Public Companies’ Implied EV by its (i)(A) EBITDA for the LTM, (B) projected EBITDA for calendar year 2023 (except as noted in footnote 1 accompanying the DTI Selected Public Companies analysis (see table below)), and (C) projected EBITDA for calendar year 2024, and (ii) (A) FCF for the LTM, (B) projected FCF for calendar year 2023 (except as noted in footnote 2 accompanying the DTI Selected Public Companies analysis (see table below)), and (C) projected FCF for calendar year 2024, to calculate the Implied EV/EBITDA multiples and the Implied EV/FCF multiples for the respective DTI Selected Public Company.

The foregoing calculations resulted in the following maximum, 75th percentile, mean, median, 25th percentile and minimum Implied EV/EBITDA multiples and Implied EV/FCF multiples for each of the DTI Selected Public Companies:

	Implied EV/ EBITDA			Implied EV / FCF
	LTM	2023P1	2024P	LTM	2023P1	2024P
Maximum	5.6x	7.0x	6.4x	20.9x	12.4x	8.9x
75th Percentile	4.9x	5.1x	4.8x	8.4x	9.0x	7.8x
Mean	4.3x	4.4x	4.3x	8.1x	7.9x	6.6x
Median	4.0x	4.1x	4.3x	7.3x	7.4x	7.0x
25th Percentile	3.8x	3.7x	3.3x	5.1x	6.2x	4.9x
Minimum	3.1x	2.6x	2.7x	3.9x	5.7x	4.7x

(1)	Includes actual year-end results for those companies that publicly reported them prior to March 5, 2024; all others are projected results.
(2)	Includes actual year-end results for those companies that publicly reported them prior to March 5, 2024; all others are projected results.

	Metrics
	EBITDA			Free Cash Flow(1)
($ in millions)	LTM(2)	2023P(3)	2024P	LTM(2)	2023P(3)	2024P
Cathedral Energy Services	n/a	$67	$88	n/a	$32	$53
DMC Global	109	113	95	94	97	68
Forum Energy Technologies(4)	121	n/a	110	111	n/a	n/a
Hunting	n/a	104	128	n/a	80	92
KLX Energy Services(5)	n/a	141	136	n/a	n/a	74
NCS Multistage	16	15	12	14	n/a	n/a
Nine Energy Services	78	64	76	43	42	51
Oil States International	90	90	93	59	59	53
Phoenix Technology Services	95	98	106	42	48	51
Ranger Energy Services	84	82	78	51	46	n/a
Schoeller-Bleckmann	134	155	166	97	122	129
Solaris Oilfield Infrastructure	98	96	94	19	31	80
Drilling Tools International(6)	54	51	55	10	5	20

Piper Sandler then (i) multiplied the Mean and Median of each Implied EV/EBITDA multiple set forth in the table above by (A) DTI’s LTM EBITDA, (B) DTI’s projected EBITDA for calendar year 2023, and (C) DTI’s projected EBITDA for calendar year 2024 and (ii) multiplied the Mean and Median of each Implied EV/FCF multiple set forth in the table above by (A) DTI’s FCF for the LTM, (B) DTI’s projected FCF for calendar year 2023, and (C) DTI’s projected FCF for calendar year 2024, in each case, to calculate an Implied EV for DTI using such multiple. Piper Sandler then subtracted from the resulting Implied EVs the amount of DTI’s Net Debt as of December 31, 2023 (as provided by management of DTI), to derive implied equity values for DTI using such multiples. Piper Sandler divided each of the resulting implied equity values by the number of fully diluted outstanding shares of DTI as of November 14, 2023 (based on DTI’s Form 10-Q filed as of such date and taking into account the dilutive impact of in-the-money stock options), to derive (i) the corresponding implied prices per share of DTI Common Stock, rounded to the nearest $0.01, and (ii) the corresponding implied exchange ratios, rounded to the neared 0.001.

Multiple	Mean and Median (Low to High)		Implied Price Per Share of DTI Common Stock (at Mean and Median)		Implied Exchange Ratio (at Mean and Median)
Implied EV/LTM EBITDA	4.0x	4.3x	$7.45	$8.02	0.089	0.096
Implied EV/2023 Projected EBITDA	4.1x	4.4x	$7.20	$7.78	0.092	0.100
Implied EV/2024 Projected EBITDA	4.3x	4.3x	$8.04	$8.09	0.089	0.089
Implied EV/LTM FCF	7.3x	8.1x	$2.54	$2.81	0.256	0.282
Implied EV/2023 Projected FCF	7.4x	7.9x	$1.57	$1.65	0.434	0.457
Implied EV/2024 Projected FCF	6.6x	7.0x	$4.67	$4.92	0.146	0.154

Piper Sandler then compared the implied prices per share of DTI Common Stock (calculated using the Mean and Median of the respective multiple) to the market price of DTI Common Stock as of March 5, 2024 (the last trading day before the announcement of the Merger), and compared the implied exchange ratios (calculated using the Mean and Median of the respective multiple) to the market exchange ratio, equal to the price per share of SDPI Common Stock divided by the market price of DTI Common Stock, in each case as of March 5, 2024 (the last trading day before the announcement of the Merger).

Selected Precedent Transactions Analyses

Using publicly available information, Piper Sandler examined selected transactions that Piper Sandler judged to be reasonably comparable to the Merger (the “Selected Precedent Transactions”). The Selected Precedent Transactions include (i) selected transactions involving drilling and completion products and service companies, (ii) which occurred after January 1, 2021, and (iii) had a transaction value of less than $1.0 billion. None of the Selected Precedent Transactions reviewed, and none of the companies that participated in such Selected Precedent Transaction, was identical to the Merger or SDPI or DTI, respectively. In addition, certain of the Selected Precedent Transactions, and the companies that participated in such Selected Precedent Transaction, may have characteristics that are materially different from those of the Merger or SDPI or DTI. However, the Selected Precedent Transactions were selected because certain aspects of the Selected Precedent Transactions, for purposes of Piper Sandler’s analyses, may be considered similar to the Merger. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved in the Selected Precedent Transactions and other factors that could affect the transactions differently than they would affect the Merger.

Information with respect to the Selected Precedent Transactions is set forth in the following table:

($ in millions)					Ratio Of Transaction Value To:
Closed Date	Acquiror	Target	Transaction Value		Last Recorded Historical EBITDA		First Full- Year Projected EBITDA
Jan 05, 2024	Forum Energy Technologies	Variperm Energy Services	$194	(1)	3.7x	(2)	n/a

Nov 10, 2023	Element Technical Services	Essential Energy Services	53	(3)	5.2x	(3) (4)	4.0x	(3) (5)

Jul 31, 2023	Dril-Quip	Great North Wellhead	103	(6)	4.1x	(7)	n/a

Aug 14, 2023	Patterson-UTI	Ulterra Drilling Technologies	800	(8)	5.4x	(9)	4.7x	(9)

n/a	Stratim Cloud Acquisition Corp.	Force Pressure Control	240		3.9x	(10)	2.9x	(10)

($ in millions)					Ratio Of Transaction Value To:
Closed Date	Acquiror	Target	Transaction Value		Last Recorded Historical EBITDA		First Full- Year Projected EBITDA
Mar 08, 2023	KLX Energy Services	Greene’s Energy Group	30		2.1x	(11)	1.8x	(12)

Jun 20, 2023	ROC Energy Acquisition Corp.	Drilling Tools International	319	(13)	7.8x	(14)	5.5x	(14)

Dec 30, 2022	ProFrac	REV Energy Services	160	(15)	n/a		1.8x	(16)

Nov 01, 2022	ProPetro	Silvertip	150		n/a		2.1x	(17)

Nov 01, 2022	Pro-Frac	U.S. Well Services	401		nmf		3.0x	(18)

Oct 26, 2021	Liberty Oilfield Services	PropX	90		n/a		4.7x	(19)

Aug 31, 2021	NexTier Oilfield Solutions	Alamo Pressure Pumping	268		3.9x	(20)	3.4x	(20)

(1)	Calculated using Forum Energy Technologies share price as of day prior to announcement (November 2, 2023)
(2)	Based on LTM September 30, 2023 EBITDA
(3)	Transaction value and EBITDA converted to USD at 0.7393 USD/CAD
(4)	Based on LTM June 30, 2023 EBITDA; EBITDA adjusted to align with GAAP lease accounting
(5)	Based on 2023P EBITDA consensus estimate as of transaction announcement
(6)	Includes $23 million earnout contingent on 2024-2025 results
(7)	EBITDA per press release; assumed to be historical EBITDA
(8)	Calculated using Patterson-UTI (“PTEN”) share price as of day prior to announcement (July 3, 2023)
(9)	Historical EBITDA reflects unadjusted 2022 EBITDA per PTEN Form S-4 registration statement, filed July 17, 2023; projected EBITDA reflects midpoint of 2023P EBITDA range of $160 – $180 million
(10)	Historical based on 2022E EBITDA; projected based on 2023P EBITDA
(11)	Historical based on 2022 EBITDA
(12)	Projected based on midpoint of $16 – 18 million 2023P EBITDA; excludes expected synergies
(13)	Transaction value per press release at announcement
(14)	Historical based on 2022E EBITDA; projected based on 2023E
(15)	Reflects transaction price of $140 million plus earnout of $20 million
(16)	Based on 2023P EBITDA of $90 million (“Achieved EBITDA” for earn-out trigger)
(17)	Reflects midpoint of $65 – 75 million 2023P EBITDA
(18)

2023E base case projections per Pro-Frac Holding Corp. Form S-4 registration statement, filed September 22, 2022. $90 million is added to $401 million transaction value for multiple to account for capex required to meet EBITDA projection

(19)	2021E multiple per Liberty Oilfield Services earnings call transcript for third fiscal quarter of 2021
(20)	Historical based on 2020 EBITDA; projected based on 2022P (“Achieved EBITDA” for earn-out trigger point)

With respect to each of the Selected Precedent Transactions, where information was publicly available, Piper Sandler determined the transaction value of such Selected Precedent Transaction (“Transaction Value”). Piper Sandler then divided each such Transaction Value by the respective target company’s (i) EBITDA for its most recent twelve-month period (determined as of its most recent twelve-month period disclosed) (“Historical EBITDA”) and (ii) EBITDA for the first full-year period thereafter (“Projected EBITDA”), to determine the Transaction Value/Historical EBITDA multiple and the Transaction Value/Projected EBITDA multiple for each target company

The foregoing calculations resulted in the following maximum, 75th percentile, mean, median, 25th percentile and minimum Transaction Value / Historical EBITDA and Transaction Value / Projected EBITDA multiples for the Selected Precedent Transactions:

	Transaction Value / Historical EBITDA	Transaction Value / Projected EBITDA
Maximum	7.8x	5.5x
75th Percentile	5.3x	4.5x
Mean	4.5x	3.4x
Median	4.0x	3.2x
25th Percentile	3.8x	2.3x
Minimum	2.1x	1.8x

Piper Sandler then (i) multiplied the Mean and Median of the Transaction Value/Historical EBITDA multiple by SDPI’s Historical EBITDA and (ii) multiplied the Mean and Median of the Transaction Value/Projected EBITDA multiple by SDPI’s Projected EBITDA, in each case, to calculate an implied transaction value for SDPI using such multiples. Piper Sandler then subtracted SDPI’s Net Debt from the resulting implied transaction values to derive implied equity values for SDPI using such multiples. Piper Sandler divided each of the resulting implied equity values by the number of fully diluted outstanding shares of SDPI Common Stock as of March 5, 2024, calculated on a treasury stock method basis (excluding the dilutive impact of any outstanding stock options) as provided by management of SDPI and approved for Piper Sandler’s use by management of SDPI, to derive (i) the corresponding implied prices per share of SDPI Common Stock, rounded to the nearest $0.01, and (ii) the corresponding implied exchange ratios, rounded to the neared 0.001.

Multiple	Mean and Median (Low to High)		Implied Price Per Share of SDPI Common Stock (at Mean and Median)		Implied Exchange Ratio (at Mean and Median)
Transaction Value / Historical EBITDA	4.0x	4.5x	$0.93	$1.02	0.301	0.328
Transaction Value / Projected EBITDA	3.2x	3.4x	$1.01	$1.07	0.327	0.346

Piper Sandler then compared the implied prices per share of SDPI Common Stock and the implied exchange ratios (calculated, in each case, using the Mean and Median of the respective multiple) to the Merger Consideration to be paid in the First Merger to the Unaffiliated Holders (other than DTI and its affiliates, if any) for their shares of SDPI Common Stock (other than Dissenting Shares) pursuant to the terms of the Merger Agreement.

Discounted Cash Flow Analyses – SDPI Standalone Analyses

Piper Sandler conducted a discounted cash flow analysis to calculate an estimated fully diluted price per share of SDPI Common Stock on a standalone basis. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by an asset and taking into consideration the time value of money with respect to such future cash flows by calculating their present value. Unlevered free cash flow refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. The current value of the future cash flows generated by an asset obtained by discounting those future cash flows back to the present, using an appropriate discount rate, is referred to herein as the “present value.” The present value of all future cash flows generated by an asset for periods beyond the projections period is referred to herein as the “terminal value.”

Piper Sandler first calculated the unlevered free cash flows that SDPI is expected to generate during fiscal years 2024 through 2028, based upon financial projections provided by management of SDPI, and approved for Piper Sandler’s use by management of SDPI, and as set forth in this proxy statement/prospectus under the heading, “ – Certain Prospective Financial Information of SDPI.”

($ in millions)	FY
	2024P	2025P	2026P	2027P	2028P
Unlevered Free Cash Flow	$3.2	$6.2	$8.6	$8.8	$10.3

Piper Sandler then calculated a range of terminal values for SDPI by applying terminal exit multiples, ranging from 3.0x to 5.0x, to SDPI’s projected EBITDA for calendar year 2028, which multiples were selected by Piper Sandler based on the implied exit multiples of the Selected Precedent Transactions, as well as Piper Sandler’s industry experience and professional judgment. The terminal value exit multiple that Piper Sandler ultimately utilized to determine SDPI’s terminal value was 4.0X.

The unlevered free cash flows and the range of terminal values were then discounted to present values using discount rates ranging from 19.1% to 23.1% of the weighted average cost of capital of SDPI, which range of discount rates was selected by Piper Sandler using its industry experience and professional judgment. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for SDPI’s Net Debt as of December 31, 2023, in the amount of negative $7.13 million (as provided by SDPI management to Piper Sandler), and the valuation of its net operating loss carryforward of $2.5 million, as set forth on SDPI’s balance sheet dated December 31, 2022 ~~2023~~, filed by SDPI in its Form 10-K as of such date(and not separately valued by Piper Sandler), and divided by 32.2 million, the number of fully diluted shares of SDPI Common Stock outstanding as of March 5, 2024, calculated on a treasury stock method basis (excluding the dilutive impact of any outstanding stock options), as provided by management of SDPI and approved for Piper Sandler’s use by management of SDPI.

Based on the results of this analysis, Piper Sandler calculated an implied price per share of SDPI Common Stock, rounded to the nearest $0.01, of $1.52 to $2.14 (the “SDPI DCF Low Value” and the “SDPI DCF High Value”, respectively). Piper Sandler then used the results of the foregoing analysis, together with the results of the discounted cash flow analysis for DTI (as described below), to calculate a range of implied exchange ratios, rounded to the neared 0.001, of 0.163 to 0.374, the higher ~~lower~~ value of which was calculated by dividing SDPI DCF High Value by the DTI DCF Low Value, and the lower ~~higher~~ value of which was calculated by dividing SDPI DCF Low Value by the DTI DCF High Value.

Piper Sandler then compared the range of implied prices per share of SDPI Common Stock and the implied exchange ratios to the Merger Consideration to be paid in the First Merger to the Unaffiliated Holders (other than DTI and its affiliates, if any) for their shares of SDPI Common Stock (other than Dissenting Shares) pursuant to the terms of the Merger Agreement.

Discounted Cash Flow Analyses – DTI Standalone Analyses

Piper Sandler conducted a discounted cash flow analysis to calculate an estimated fully diluted price per share of DTI Common Stock on a standalone basis. Piper Sandler first calculated the unlevered free cash flows that DTI is expected to generate during fiscal years 2024 and 2025 based upon the financial projections provided by management of DTI, as modified by management of SDPI, and approved for Piper Sandler’s use by management of SDPI.

($ in millions)	FY
	2024P	2025P
Unlevered Free Cash Flow	$11.6	$21.0

Piper Sandler then calculated a range of terminal values for DTI by applying terminal exit multiples, ranging from 3.0x to 5.0x, to DTI’s projected EBITDA for calendar year 2025, which multiples were selected by Piper Sandler based on the implied exit multiples of the Selected Precedent Transactions, as well as Piper Sandler’s industry experience and professional judgment. The terminal value exit multiple that Piper Sandler ultimately utilized to determine DTI’s terminal value was 4.0X.

The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 14.2% to 18.2% of the weighted average cost of capital of DTI, which range of discount rates was selected by Piper Sandler using its industry experience and professional judgment,. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for DTI’s Net Debt as of December 31, 2023, in the amount of $6.3 million (as provided by SDPI management to Piper Sandler), and divided by 29.8 million, the number of fully diluted outstanding shares of DTI as of November 14, 2023 (based on DTI’s Form 10-Q filed as of such date; provided, however, that the total number of options used to determine the number of fully diluted outstanding shares was based on the number of options to acquire shares of DTI Common Stock that were outstanding as of February 19, 2024, as provided by management of DTI for use by Piper Sandler).

Based on the results of this analysis, Piper Sandler calculated a range of implied prices per share of DTI Common Stock, rounded to the nearest $0.01, of $5.71 to $9.36 (the “DTI DCF Low Value” and the “DTI DCF High Value”, respectively). Piper Sandler then used the results of the foregoing analysis, together with the results of the discounted cash flow analysis for SDPI (as described above), to calculate a range of implied exchange ratios, rounded to the neared 0.001, of 0.163 to 0.374, the lower value of which was calculated by dividing SDPI DCF Low Value by the DTI DCF High Value, and the higher value of which was calculated by dividing SDPI DCF High Value by the by the DTI DCF Low Value.

Piper Sandler then compared the range of the implied prices per share of DTI Common Stock to the market price of DTI Common Stock as of March 5, 2024 (the last trading day before the announcement of the Merger), and compared the range of the implied exchange ratios to the market exchange ratio, equal to the price per share of SDPI Common Stock divided by the market price of DTI Common Stock, in each case as of March 5, 2024 (the last trading day before the announcement of the Merger).